Exhibit 1

JOINT FILING AND SOLICITATION AGREEMENT

This joint filing and solicitation agreement (this “Agreement”), dated April 26, 2019, is between (a) Camac Fund, LP, Camac Partners, LLC, Camac Capital, LLC and Eric Shahinian (collectively, the “Camac Entities”); and (b) Michael Cricenti, Simeon McMillan, Adam Pincus and Bradley M. Tirpak. The parties to this Agreement are each referred to as a “Party.”

RECITALS

A. Certain of the Parties are stockholders, direct or beneficial, of Liberated Syndication, Inc. a Nevada corporation (the “Company”).

B. The Parties wish to form a “group” for the purpose of: (a) soliciting proxies or consents at one or more annual or special meetings of the stockholders of the Company or actions by written consent; (b) taking such other actions as the Parties deem advisable; and (c) taking all other action necessary or advisable in connection with the foregoing (collectively, the “Group Activities”).

AGREEMENT

The Parties therefore agree as follows:

1. Joint Filing. In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each Party agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company (including, options to purchase or sell securities of the Company, and swaps, synthetics and other derivative securities or instruments the value of which is solely and directly related to equity securities of the Company) (collectively, “Securities”). Each Party will be responsible for the accuracy and completeness of such Party’s disclosure in any such filing, and is not responsible for the accuracy and completeness of the information concerning the other Parties, unless such Party knows or has reason to know that such information is inaccurate.

2. Notification; Pre-clearance.

(a) Notification of Transactions. So long as this Agreement is in effect, each of the Parties will provide prompt written notice to Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) of any (a) purchases or sales of Securities; or (b) Securities over which they acquire or dispose of beneficial ownership. Such notice will be given no later than 12 hours after each such transaction. For purposes of this Agreement, the term “beneficial ownership” will have the meaning given to such term set forth in Rule 13d-3 under the Exchange Act.

(b) Pre-clearance of Transactions. So long as this agreement is in effect, each of Messrs. Cricenti, McMillan, Pincus and Tirpak agrees to provide the Camac Entities with advance written notice prior to effecting any purchase, sale, acquisition or disposal of any securities of the Company so that the Camac Entities have an opportunity to review the potential implications of any such transaction in the securities of the Company and pre-clear any such potential transaction. Each of Messrs. Cricenti, McMillan, Pincus and Tirpak agrees that he will not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of the Camac Entities.

3. Purpose. The Parties agree to form a “group” for the purpose of undertaking the Group Activities.

4. Costs. The Parties agree that certain expenses and costs (including all legal fees) are likely to be incurred in connection with the Group Activities (the “Expenses”). The Camac Entities will (a) have the right to pre-approve all Expenses; and (b) pay directly (using any pro rata allocations among the Camac Entities, if appropriate) all such pre-approved Expenses. Camac will be responsible for paying the Expenses.

5. Coordination. Each of Party agrees that any filing with the Securities and Exchange Commission, press release, public or private communication, or any proposed agreement or negotiating position of the Parties proposed to be made or issued by the Parties (or any of them) in connection with the Group Activities must be first approved by the Camac Entities or their representatives. The Parties will work in good faith to resolve any disagreement that may arise between them concerning decisions to be made, actions to be taken or statements to be made in connection with the Group Activities.

6. Limited Relationship. The relationship of the Parties will be limited to carrying on the Group Activities in accordance with the terms of this Agreement. Such relationship will be construed and deemed to be for the sole and limited purpose of carrying on the Group Activities. Nothing in this Agreement will be construed to authorize any Party to act as an agent for any other Party, or to create a joint venture or partnership, or to constitute an indemnification. Except as otherwise provided in this Agreement, this Agreement will not restrict any Party’s right to purchase or sell Securities as it deems appropriate, in its sole discretion, so long as all such purchases and sales are made in compliance with all applicable securities laws and this Agreement.

7. Termination. Any Party may terminate such Party’s obligations under this Agreement by providing 24 hours prior written notice to all other Parties, with a copy by email to Douglas K. Schnell of WSGR (email: dschnell@wsgr.com).

8. Counsel. Each of the Parties agrees that WSGR will act as counsel for the Parties and the Camac Entities as it relates to the Group Activities and their respective investment in the Company.

9. Filing Requirement. Each of the Parties agrees that this Agreement will be filed as an exhibit to any Schedule 13D that may in the future be required to be filed under applicable law pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

10. Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement.

11. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect, and the application of such provision to the other Parties or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

12. Counterparts. This Agreement and any amendments may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.

13. Jurisdiction; Governing Law. Each Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) for any action, suit or proceeding arising out of or relating to this Agreement (and agrees not to commence any action, suit, or proceeding relating thereto except in the Chancery Court). To the extent that the Chancery Court would not have subject matter jurisdiction over any such action, suit or proceeding, each Party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of any state or federal court in the State of Delaware (such courts, together with the Chancery Court, the “Chosen Courts”). Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in the Chosen Courts, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any Chosen Court has been brought in an inconvenient forum. The Parties agree that a final judgment no longer subject to appeal in any such dispute will be conclusive and may be enforced in other jurisdictions by suits on the judgment or in any other manner provided by law. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. This Agreement is governed by and construed in accordance with the laws of the State of Delaware.

14. Specific Performance. Each Party acknowledges that (a) the Parties would be irreparably injured by a breach of this Agreement; and (b) monetary remedies would be inadequate to protect the non-breaching Parties against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the non-breaching Parties, each Party agrees to (i) the granting of equitable relief, including injunctive relief and specific performance, in the other Parties’ favor without proof of actual damages in the event of the actual or threatened breach of this Agreement; and (ii) waive any requirement for the securing or posting of any bond in connection with any such remedy. Such remedy will not be deemed to be the exclusive remedy for a breach of this Agreement but will be in addition to all other remedies available at law or equity to the non-breaching Parties.

15. Interpretations.

(a) Hereof, Including, etc. When used in this Agreement, (i) the words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement; and (ii) the words “include,” “includes” and “including” will be deemed in each case to be followed by the words “without limitation.”

(b) Neither, etc. Unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(c) Gender and Number. The meaning assigned to each capitalized term defined and used in this Agreement is equally applicable to both the singular and the plural forms of such term, and words denoting any gender include all genders. Where a word or phrase is defined in this Agreement, each of its other grammatical forms has a corresponding meaning. All terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant to this Agreement unless otherwise defined in such certificate or document.

(d) References to Parties. When reference is made to any Party, such reference includes that Party’s successors and permitted assigns.

(e) Legislation. A reference to any specific legislation or to any provision of any legislation includes any amendment to, and any modification, re-enactment or successor thereof, any legislative provision substituted therefor and all rules, regulations and statutory instruments issued thereunder or pursuant thereto.

(f) Headings. The headings set forth in this Agreement are for convenience of reference purposes only and will not affect or be deemed to affect in any way the meaning or interpretation of this Agreement or any term or provision of this Agreement.

(g) Joint Drafting. The Parties waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.

[Signature page follows.]

The Parties are signing this Agreement on the date stated in the introductory clause.

CAMAC FUND, LP

By:	Camac Capital, LLC,
its general partner

By:	/s/ Eric Shahinian
Name: Eric Shahinian Title: Managing Member of the GP

CAMAC PARTNERS, LLC

By:	Camac Capital, LLC,
its general partner

By:	/s/ Eric Shahinian
Name: Eric Shahinian
Title: Managing Member of the GP

CAMAC CAPITAL, LLC

By:	/s/ Eric Shahinian
Name: Eric Shahinian
Title: Managing Member

ERIC SHAHINIAN

/s/ Eric Shahinian

MICHAEL CRICENTI

/s/ Michael Cricenti

[Signature Page to Joint Filing and Solicitation Agreement]

SIMEON MCMILLAN

/s/ Simeon McMillan

ADAM PINCUS

/s/ Adam Pincus

BRADLEY M. TIRPAK

/s/ Bradley M. Tirpak

[Signature Page to Joint Filing and Solicitation Agreement]